                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 22, 2004 with respect to the financial statements of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H (formerly The Manufacturers Life Insurance Company of North America Separate Account A), which is contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 333-70850) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H.

                                          /s/ ERNST & YOUNG LLP


Hartford, Connecticut
April 29, 2004

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated April 8, 2004 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) which is contained in the Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4 No. 333-70850) and the related prospectus of Separate Account H of The Manufacturers Life Insurance Company (U.S.A.).


/s/Ernst & Young LLP


Philadelphia, Pennsylvania
April 29, 2004